UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2014

TRANSDIGM GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 9, 2014, TransDigm Group Incorporated (the “Company”) issued a press release (the “May 9 Press Release”) regarding the commencement by TransDigm Inc., a wholly owned subsidiary of the Company, of a cash tender offer (the “Tender Offer”) for any and all of its outstanding 7.75% Senior Subordinated Notes due 2018 (the “2018 Notes”) and the announcement by TransDigm Inc. of a concurrent consent solicitation for proposed amendments to the indenture, dated as of December 14, 2010 (as amended, supplemented or otherwise modified through the date hereof), among TransDigm Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, under which the 2018 Notes were issued. The May 9 Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 12, 2014, the Company issued a press release (the “May 12 Press Release,” together with the May 9 Press Release, the “Press Releases”) regarding the announcement by TransDigm Inc. of plans to amend its senior secured credit facilities to permit, among other things, a special dividend in the range of $900 million to $1.5 billion, to increase its existing senior secured term facility by $625 million, to change certain ratios in its existing senior secured credit facility and increase availability under its revolving credit facility to $400 million. In addition to the $625 million of new term loans, TransDigm Inc. may also seek to raise $2.35 billion of new subordinated debt. TransDigm Inc. may also utilize approximately $200 million of its trade receivables securitization facility. The May 12 Press Release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the announced plans to amend its senior secured credit facilities, as described above, the Company plans to make a presentation to its lenders, as further described in the May 12 Press Release. In that presentation, the Company will disclose pro forma revenue and pro forma EBITDA As Defined of $2,345 million and $1,025 million, respectively, for the twelve months ended March 29, 2014. These amounts reflect the Company’s estimates that if certain acquisitions that closed in the twelve months ended March 29, 2014 had closed at the beginning of that period, the transactions would have contributed additional revenue and EBITDA As Defined of approximately $197 million and $38 million, respectively, for the twelve-month period ended March 29, 2014.

The information in this Current Report on Form 8-K and in the Press Releases shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933. The information in this Current Report on Form 8-K relating to the Press Releases shall, however, be deemed to be incorporated by reference into the Offer to Purchase and Consent Solicitation relating to the Tender Offer and in any offering documents related to the subordinated debt referred to above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release, dated May 9, 2014.

99.2	Press Release, dated May 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: May 13, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 9, 2014.

99.2	Press Release, dated May 12, 2014.